Exhibit 99.1

Syndax Announces Positive Pivotal Topline Results from Relapsed or Refractory mNPM1 AML Cohort in AUGMENT-101 Trial of Revumenib

– Primary endpoint met with CR/CRh rate of 23% in pivotal Ph 2 cohort of R/R mNPM1 AML patients (p-value = 0.0014) –

– 47% (30/64) ORR in a heavily pre-treated population, including 75% with prior venetoclax exposure in the efficacy population –

– Favorable safety and tolerability profile; only 5% of patients discontinued due to treatment-related adverse events –

– Results highlight consistency of revumenib’s compelling clinical profile –

– sNDA filing in R/R mNPM1 AML expected in 1H25, pending anticipated FDA approval of revumenib in R/R KMT2Ar acute leukemia in 4Q24 –

– Syndax to host a conference call today at 8:00 am ET –

WALTHAM, Mass., November 12, 2024 /PRNewswire/ -- Syndax Pharmaceuticals (Nasdaq: SNDX), a commercial-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced positive topline results from the relapsed or refractory (R/R) mutant NPM1 (mNPM1) acute myeloid leukemia (AML) cohort in the pivotal Phase 2 portion of the AUGMENT-101 trial of revumenib, an oral, small molecule menin inhibitor.

The primary endpoint was met with a complete remission (CR) plus CR with partial hematological recovery (CRh) rate of 23% (15/64; 95% confidence interval [CI]: 14%, 36%; one-sided p-value =0.0014) among the efficacy evaluable adults with R/R mNPM1 AML in the Phase 2 portion of the AUGMENT-101 trial. Among the patients who achieved CR/CRh, 12 patients had a CR and three had a CRh. The observed median duration of CR/CRh responses was 4.7 months (95% CI: 1.2, 8.2) at the time of the data cutoff with three patients remaining in response. Minimal residual disease (MRD) status was assessed in 14 of 15 patients who achieved CR/CRh, 64% (9/14) of whom were MRD negative. The overall response rate (ORR)1 was 47% (30/64; 95% CI: 34%, 60%). 17% (5/30) of patients who achieved an overall response underwent hematopoietic stem cell transplant (HSCT) following treatment with revumenib, with three resuming revumenib therapy post-transplant.

“We are thrilled to report positive pivotal data in R/R mNPM1 AML patients treated with revumenib, which has shown compelling and notably consistent results across treatment settings for both mNPM1 AML and KMT2A-rearranged acute leukemias,” said Michael A. Metzger, Chief Executive Officer of Syndax. “With the anticipated FDA approval of revumenib for the treatment of R/R KMT2A-rearranged acute leukemias this quarter, and this second positive pivotal data readout, we are well-positioned to meaningfully impact the estimated 40% of AML patients with these two genetic alterations.”

The AUGMENT-101 Phase 2 protocol-defined efficacy evaluable population included 64 adult patients with R/R mNPM1 AML. The median age was 65 (range: 19, 84). Patients were heavily pretreated, with 36% having received three or more prior lines of therapy (median prior lines: 2) and 75% of patients previously treated with venetoclax.

The safety population included 84 adult and pediatric patients with R/R mNPM1 AML in the Phase 2 portion of the AUGMENT-101 trial. The safety profile observed with revumenib in this population was consistent with previously reported data. Treatment-related adverse events (TRAEs) leading to treatment discontinuations were 5% (4/84). TRAEs of Grade ≥3 in more than 10% of patients included: QTc prolongation (21%), anemia (14%), febrile neutropenia (13%), differentiation syndrome (13%), and platelet count decreased (11%). Grade 3 treatment-related DS was observed in 11% (9/84) of patients while 2% (2/84) experienced Grade 4 DS and no patients experienced Grade 5. Grade 3 treatment-related QTc prolongation was observed in 19% (16/84) of patients while 2% (2/84) experienced Grade 4 QTc prolongation and no patients experienced Grade 5.

“Relapsed or refractory mNPM1 AML is a very challenging disease with a poor prognosis and an urgent need for new treatments,” said Eytan M. Stein, M.D., Chief, Leukemia Service, Memorial Sloan Kettering Cancer Center. “The positive results for revumenib in this heavily pre-treated population, which included more than 75% who previously failed venetoclax, are very encouraging. In particular, the robust rates of overall response, including deep molecular remissions and low discontinuation rates, highlight the tremendous promise of revumenib in the treatment of R/R mNPM1 AML patients.”

Revumenib Near-Term Milestones

The Company has several trials of revumenib ongoing across the treatment landscape in mNPM1 and KMT2A-rearranged (KMT2Ar) acute leukemias. In addition to the clinical trials that Syndax is conducting, the Company is working with cooperative groups and key investigators to further elucidate the potential clinical benefit of revumenib. Syndax expects to achieve the following upcoming revumenib milestones:

•
Receive FDA approval for treatment of R/R KMT2Ar acute leukemias in the fourth quarter of 2024.
•
Present data in KMT2Ar and mNPM1 acute leukemias at the 66th American Society of Hematology (ASH) Annual Meeting in December 2024.
•
Initiate a pivotal combination trial with venetoclax/azacitidine in newly diagnosed mNPM1 AML or KMT2Ar acute leukemias by year-end 2024.
•
Publish pivotal AUGMENT-101 results in R/R mNPM1 AML patients and present results at a medical conference in the first half of 2025.
•
Submit a supplemental NDA (sNDA) for treatment of R/R mNPM1 AML in the first half of 2025.

Conference Call and Webcast

Syndax will host a conference call and webcast to discuss the results of the AUGMENT-101 trial in R/R mNPM1 AML today, November 12, 2024, at 8:00 a.m. ET.

The live webcast may be accessed through the Events & Presentations page in the Investors section of the Company's website. Alternatively, the conference call may be accessed through the following:

Conference ID: Syndax Conference Call 1
Domestic Dial-in Number: 800-590-8290
International Dial-in Number: 240-690-8800
Live webcast: https://www.veracast.com/webcasts/syndax/events/specialconf1.cfm

For those unable to participate in the conference call or webcast, a replay will be available on the Investors section of the Company's website at www.syndax.com approximately 24 hours after the conference call and will be available for 90 days following the call.

About Revumenib

Revumenib is an oral, small molecule inhibitor of the menin-KMT2A binding interaction that is being developed for the treatment of KMT2A-rearranged (KMT2Ar), also known as mixed lineage leukemia rearranged or MLLr, acute leukemias including acute lymphoid leukemia (ALL) and acute myeloid leukemia (AML), and mutant NPM1 AML. The Journal of Clinical Oncology published results from the Phase 2 AUGMENT-101 trial of revumenib in R/R KMT2Ar acute leukemia showing the trial met its primary endpoint.

Revumenib was previously granted Orphan Drug Designation for the treatment of AML, ALL and acute leukemias of ambiguous lineage (ALAL) by the U.S. FDA and for the treatment of AML by the European Commission. The U.S. FDA also granted Fast Track designation to revumenib for the treatment of adult and pediatric patients with R/R acute leukemias harboring a KMT2A rearrangement or NPM1 mutation and Breakthrough Therapy Designation for the treatment of adult and pediatric patients with R/R acute leukemia harboring a KMT2A rearrangement.

About the Phase 1/2 AUGMENT-101 Trial

AUGMENT-101 an open-label, multi-center trial evaluating the safety, tolerability, pharmacokinetics, and efficacy of revumenib that consists of a dose escalation part and an expansion part. In the dose escalation part, a revumenib dose with and without a strong CYP3A4 inhibitor was identified. The expansion part was designed to evaluate revumenib in patients with relapsed or refractory (R/R) KMT2Ar AML, patients with KMT2Ar ALL, and patients with mutant NPM1 (mNPM1) AML. The primary endpoint for each of the cohorts is efficacy as measured by the rate of complete remission (CR) plus CR with partial hematologic recovery (CRh) and short- and long-term safety and tolerability, with secondary endpoints including duration of response (DOR) and overall survival (OS).

More information can be found on www.clinicaltrials.gov (NCT04065399).

Positive data from the KMT2Ar AML and ALL patients in the trial supported a New Drug Application (NDA) filing for revumenib in R/R KMT2Ar acute leukemia, which is currently under review by the U.S. FDA with a PDUFA action date of December 26, 2024. Positive data from the mNPM1 AML patients in the trial are expected to support an sNDA filing in the first half of 2025.

About Mutant NPM1 (mNPM1) Acute Myeloid Leukemia (AML)

Mutations in the NPM1 gene are the most common genetic alteration in adult AML and are observed in approximately 30% of cases. Patients with relapsed or refractory mNPM1 AML have a poor prognosis and high unmet need. Similar to KMT2A-rearranged acute leukemia, mNPM1 AML is highly dependent on the expression of specific developmental genes shown to be negatively impacted by inhibitors of the menin-KMT2A interaction. mNPM1 AML is routinely diagnosed through currently available screening techniques. There are currently no approved targeted therapies for mNPM1 AML.

About Syndax

Syndax Pharmaceuticals is a commercial-stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Highlights of the Company's pipeline include revumenib, a selective menin inhibitor, and Niktimvo™ (axatilimab-csfr), an FDA-approved monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor. Fueled by our commitment to reimagining cancer care, Syndax is working to unlock the full potential of its pipeline and is conducting several clinical trials across the continuum of treatment. For more information, please visit www.syndax.com/ or follow the Company on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, the acceptance of

Syndax and its partners' products in the marketplace, sales, marketing, manufacturing and distribution requirements, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

References

1. Overall response rate (ORR) includes CR, CRh, CRp, CRi, MLFS, and PR; Composite complete remission (CRc) includes CR, CRh, CRp, and CRi.
CR = Complete remission
CRh = Complete remission with partial hematologic recovery
CRp = Complete remission with incomplete platelet recovery
CRi = Complete remission with incomplete count recovery
MLFS = Morphologic leukemia-free state
PR = Partial response

2. Issa G., et al. Clinical outcomes associated with NPM1 mutations in patients with relapsed or refractory AML. Blood Adv. 2023; 7(6):933-942.

Syndax Contact

Sharon Klahre
Syndax Pharmaceuticals, Inc.
sklahre@syndax.com
Tel 781.684.9827

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